UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2024

Whole Earth Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38880	38-4101973
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 S. Wacker Drive
Suite 1250
Chicago, IL 60606
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (312) 840-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	FREE	The NASDAQ Stock Market LLC
Warrants to purchase one-half of one share of common stock	FREEW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Securities Holders.

On July 31, 2024, Whole Earth Brands, Inc. (the “Company”) held a special meeting of stockholders by means of remote communications via a live interactive webcast on the internet (the “Special Meeting”).

As of the record date, July 5, 2024 (the “Record Date”), there were 43,585,520 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), eligible to be voted at the Special Meeting. At the Special Meeting, 35,375,076 shares, or approximately 81.16% of all outstanding shares of the Common Stock eligible to be voted at the Special Meeting, were present either in person or by proxy. One matter was voted upon at the Special Meeting.

Proposal No. 1 (the “Merger Proposal”) was to consider and vote on the proposal to adopt that certain Agreement of Merger, dated as of February 12, 2024, (the “Merger Agreement”), by and among Ozark Holdings, LLC, a Delaware limited liability company (“Parent”), Sweet Oak Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Merger Sub”) and the Company, pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Approval of the Merger Proposal required the affirmative vote of (i) the holders of a majority in voting power of the outstanding shares of Common Stock, voting as a single class (the “Majority Vote”), and (ii) the holders of sixty-six and two-thirds percent of the outstanding Common Stock held by the holders of the Common Stock excluding Parent and any “affiliate” or “associate” (in each case, as defined in Section 203 of the General Corporation Law of the State of Delaware) of Parent (the “Unaffiliated Stockholders Vote”), in each case, as of the Record Date. Voting results for the Merger Proposal were as follows:
	For	Against	Abstain	Broker Non-Votes
Majority Vote	35,176,001	180,035	19,040	0
Unaffiliated Stockholder Vote	26,270,978	180,035	19,040	0

The Merger Proposal was approved.

In light of the approval of the Merger Proposal, the Adjournment Proposal, as described in the definitive proxy statement filed by the Company with the Securities and Exchange Commission on June 24, 2024, was rendered moot and was not presented at the Special Meeting.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Whole Earth Brands, Inc.

Dated: July 31, 2024	By:	/s/ Ira W. Schlussel
	Name:	Ira W. Schlussel
	Title:	Vice-President and Chief Legal Officer